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                                                       Exhibit 11

                                            RISCORP, INC. AND SUBSIDIARIES
                                   Statement Re. Computation of Per Share Earnings
                                  For the three months ended June 30, 1997 and 1996
                                  (in thousands, except share and per share amounts)


                                                                                         1997                      1996
                                                                                     --------------          -----------------
                                                                                      (Unaudited)               (Unaudited)

Net income                                                                        $         2,966            $        5,932
                                                                                  ===============            ==============

Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                                       36,077,778                35,373,483
     Redemption contingency for IAA acquisition                                           790,336                        --
     Common stock equivalents--assumed exercise of stock options                          284,306                 2,089,239
                                                                                    --------------             -------------
          Weighted average common and
             common share equivalents outstanding                                      37,152,420                37,462,722
                                                                                     ============              ============

Earnings per share                                                               $           0.08          $           0.16
                                                                                 ================          ================

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

                                                                                                 Exhibit 11, continued

                                            RISCORP, INC. AND SUBSIDIARIES

                                   Statement Re. Computation of Per Share Earnings
                                   For the six months ended June 30, 1997 and 1996
                                  (in thousands, except share and per share amounts)


                                                                                         1997                      1996
                                                                                     --------------          -----------------
                                                                                      (Unaudited)               (Unaudited)

Net income                                                                        $         4,445           $         8,990
                                                                                  ===============           ===============

Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                                       36,125,938                32,931,113
     Redemption contingency for CompSource acquisition                                    251,283                        --
     Redemption contingency for IAA acquisition                                           790,336                        --
     Common stock equivalents--assumed exercise of stock options                          284,306                 2,081,521
                                                                                    --------------              ------------
          Weighted average common and
             common share equivalents outstanding                                      37,451,863                35,012,634
                                                                                     ============               ============

Earnings per share                                                               $           0.12          $           0.26
                                                                                 ================          ================

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